Exhibit 32.1

AMENDED CERTIFICATION OF PERIODIC REPORT

I, Robert Klein, President and Chief Executive Officer of Legacy Mining Ltd., a Nevada Corporation (the "Company"), certify, pursuant to Section 906 of the Sarbanes- Oxley Act of 2002, 18 U.S.C. Section 1350, that:

(1) the Amended Quarterly Report on Form 10-QSB/A of the Company for the amened quarterly period ended June 30, 2007 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(2) the information contained in the Amended Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: September 21, 2007

/s/ Robert Klein

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Robert Klein

President and Chief Executive Officer